UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Liberty Global plc (the “Company”) has previously announced that it intends to split-off its Latin American and Caribbean businesses to a newly formed entity (“Splitco”), which will be a separate publicly traded company (the “Transaction”). In connection with the Transaction, the Company has announced that Balan Nair, effective on the date of the Transaction (the “Effective Date”), will become the President and Chief Executive Officer of Splitco. Mr. Nair joined the Company in July 2007 as Senior Vice President and Chief Technology Officer and currently serves as its Executive Vice President and Chief Technology and Information Officer. When Mr. Nair becomes the President and Chief Executive Officer of Splitco, he will no longer be a named executive officer of the Company. Mr. Nair will continue to serve as the Executive Vice President and Chief Technology and Information Officer of the Company until the Effective Date, which is targeted to occur around year-end 2017.

On November 1, 2017, Mr. Nair and the Company entered into a letter agreement (the “Letter Agreement”), which provides the following upon Mr. Nair assuming his role at Splitco:

•	Mr. Nair will continue to vest in one-third of the share appreciation rights award granted to him in February 2017 and forfeit all remaining unvested share appreciation rights subject to such award,

•	the Company will pay Mr. Nair his full 2017 annual bonus as determined based on the performance criteria, and

•	Mr. Nair’s employment with the Splitco will be counted as vesting service with respect to certain equity based awards of shares of the Company.

The Letter Agreement also provides that, if the Transaction does not occur prior to April 15, 2018, the Agreement will not become effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ MICHELLE L. KEIST
Michelle L. Keist
Vice President

Date: November 3, 2017

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